EXHIBIT 99.1

     ARIAD Grants Second Commercial License to Its Patented ARGENT(TM)
          Cell-Signaling Regulation Technology for Development of
                           New Cancer Therapies

       Initial Product in Partnership to Prevent and Treat Anemia in
                                  Cancer

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Feb. 12, 2007--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced a non-exclusive, royalty-bearing license agreement to its ARGENT(TM) cell-signaling regulation technology with CellNexus, LLC to develop and commercialize new cancer therapies. ARIAD will have an equity stake in CellNexus and will receive additional payments based on certain development, regulatory and commercial milestones achieved by CellNexus. Products in the partnership will use ARIAD's small-molecule dimerizer drug, AP1903, which already has successfully completed a Phase 1 clinical trial.

    The initial CellNexus product candidate is a novel cell therapy to prevent and treat anemia in cancer patients, while eliminating stimulation of tumor growth and angiogenesis by erythropoietin. The rationale for this approach is the clinical finding that erythropoietin - a growth factor - may exert unanticipated negative effects in cancer patients (see, for example, Brower, V., Nature Medicine 2003, 9: 1439). This highlights the potential need for new cancer therapies that do not rely on administration of recombinant forms of erythropoietin to treat anemia.

    "This partnership, along with the program we announced last year with Bellicum Pharmaceuticals, Inc., was established to create further value for ARIAD based on our ARGENT technology without the need to invest in the development costs associated with these exciting efforts. By providing our proprietary technology to hundreds of leading academic scientists, we have been able to facilitate the discovery of new product concepts, targets and tools," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "Our primary internal focus remains the development and commercialization of our lead oncology product candidates, AP23573 and AP24534. We will provide additional updates on progress in both programs at our upcoming Investor & Analyst Day."

    ARIAD's relationship with CellNexus originated as an academic collaboration with scientists from the University of Washington, led by Professor C. Anthony Blau - who has worked extensively with ARIAD's cell-signaling regulation technologies obtained through the Company's broad-access program. To date, over 1,225 material transfer agreements with 475 different institutions in 33 countries have been put in place, including with the Howard Hughes Medical Institute and the National Institutes of Health. The ARGENT technology permits control of intracellular processes with small molecules, which is useful in the development of therapeutic vaccines and gene and cell therapy products, and which provides versatile tools for applications in cell biology, functional genomics and drug-discovery research. Additional information about Dr. Blau's research can be found on the web at http://depts.washington.edu/hemeweb/research/blau.htm.

    Timothy P. Clackson, Ph.D., senior vice president and chief scientific officer of ARIAD, added, "Our mTOR inhibitor programs, including AP23573, evolved directly from scientific discoveries made in our ARGENT technology program. Our early commitment to understanding mTOR as a biological target and regulated cell signaling continues to pay valuable scientific dividends, both in our own oncology drug development programs and in the many research areas being pursued by scientists in institutions throughout the world. We continue to seek opportunities to create new products from our ARGENT technology platform through licensing."

    ARGENT(TM) Cell-signaling Regulation Technology

    The ARGENT technology is based on the principle of chemically induced dimerization, or linking, of proteins by small-molecule compounds, known as "dimerizers." These unique compounds have two binding surfaces that can interact simultaneously with two protein targets, thereby bringing them close together and triggering desired biological effects. This approach was first described by two of ARIAD's long-time collaborators and scientific founders, Professors Stuart L. Schreiber and Gerald R. Crabtree. ARIAD exclusively licensed this technology in 1994 and substantially developed and extended the technology further, building components for robust uses in animal studies and exploring numerous potential research and therapeutic applications.

    To facilitate broad and unencumbered access to the technology by academic scientists, Regulation Kits incorporating the ARGENT system are distributed by ARIAD at no cost to these investigators through a standard material transfer agreement available on its website. These kits have been used for a wide diversity of applications, from mapping cell signaling pathways to target validation in inducible animal models, as well as exploration of therapeutic interventions. Providing extensive access has seeded many research projects that may provide ARIAD with new product opportunities.

    More than 300 scientific papers have been published using the ARGENT technology. Based on these publications, over 100 different proteins have been brought under dimerizer control. These papers highlight the broad research applications of the technology in the study of cancer, cell death and survival, developmental biology, adhesion, screening and assays, development of new experimental tools, and potential therapeutic uses. Additional information about availability of ARIAD's Regulation Kits can be found on the web at http://www.ariad.com/wt/page/regulation_kits .

    About ARIAD

    ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. Medinol Ltd. also is developing stents and other medical devices that deliver ARIAD's lead cancer product candidate to prevent reblockage at sites of vascular injury following stent-assisted angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "may", "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding our ability to accurately estimate the timing and actual R&D expenses and other costs associated with the preclinical and clinical development and manufacture of our product candidates, the adequacy of our capital resources and the availability of additional funding, risks and uncertainties regarding our ability to manufacture or have manufactured our product candidates on a commercial scale, risks and uncertainties regarding our ability to successfully recruit centers, enroll patients and conduct clinical studies of product candidates, risks and uncertainties that clinical trial results at any phase of development may be adverse or may not be predictive of future results or lead to regulatory approval of any of our or any partner's product candidates including the product candidate referred to in this release, risks and uncertainties of third-party intellectual property claims relating to our and any partner's product candidates including the product candidate referred to in this release, risks and uncertainties related to the potential acquisition of or other strategic transaction regarding the minority stockholders' interests in our 80%-owned subsidiary, ARIAD Gene Therapeutics, Inc., and risks and uncertainties relating to regulatory oversight, the timing, scope, cost and outcome of legal and patent office proceedings concerning our NF-(kappa)B patent portfolio, future capital needs, key employees, dependence on collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other factors detailed in the Company's public filings with the Securities and Exchange Commission (SEC), including ARIAD's Quarterly Report on Form 10-Q for the period ended September 30, 2006, as updated from time to time in our subsequent periodic and current reports filed with the SEC. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

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